Pan Asia Mining Corp.
                              ---------------------
                              List of Subsidiaries



1. Gold Field (Pacific) Limited, a private Hong Kong company wholly owned by the Company

2. Winluck (Bahamas) Ltd., a private Bahamian company wholly owned by the Company, has the following wholly owned subsidiaries:

          (a)  VVS1  Limited,  a  private  Hong  Kong  company
          (b)  China  Best  (Asia)  Limited,  a  private  Hong  Kong  company
          (c)  Crystal  Bright  (Asia)  Limited,  a  private  Hong  Kong company


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